                                                                   Exhibit 99(c)

     Schedule of Holders pursuant to Exhibit 4(n)-- Form of The Netplex Group, Inc. Incentive Stock Purchase Warrant, dated as of March ___, 2000, by and between Netplex and each of the Holders.

Six warrants were executed pursuant to the "form of" warrant referenced above. Information describing the material differences between the executed warrants is provided below:

Holder                             Number of     Date          Void After
------                             ---------     ----          ----------
                                   Shares                      Date
                                   ------                      ----
Zanett Lombardier Master Fund,     76,440*       March 22,     March 22,
LP                                               2000          2005
David D. McCarthy                   1,560*       March 22,     March 22,
                                                 2000          2005
Claudio M. Guazzoni                12,431#       March 22,     March 22,
                                                 2000          2005
Augie Latorre                       5,850#       March 22,     March 22,
                                                 2000          2005
David D. McCarthy                  12,431#       March 22,     March 22,
                                                 2000          2005
Samuel L. Milbank                   8,288#       March 22,     March 22,
                                                 2000          2005

* The exercise price per share of these warrants is the closing market price of the Common Stock at the end of business on March 22, 2000 ($13.875).

# The exercise price per share of these warrants is $10.00.